INTEGRATED SURGICAL SYSTEMS, INC.
                          1433 N. Market Blvd., Suite 1
                          Sacramento, California 95834
                                                                    May 15, 2007

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Integrated Surgical Systems, Inc. which will be held at our executive offices located at 1433 N. Market Blvd., Suite 1, Sacramento, California at 10:00 a.m., local time, on June 28, 2007. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

     I hope that you will attend the meeting, and I look forward to seeing you there.

                                            Sincerely,


                                            Ramesh C. Trivedi
                                            Chairman and Chief Executive Officer




                             YOUR VOTE IS IMPORTANT.
              PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
               PER THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD.

                        INTEGRATED SURGICAL SYSTEMS, INC.
                          1433 N. Market Blvd., Suite 1
                          Sacramento, California 95843

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 28, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Integrated Surgical Systems, Inc., a Delaware corporation ("Integrated Surgical Systems" or the "Company"), will be held on June 28, 2007 at 10:00 am, local time, at our executive offices located at 1433 N. Market Blvd., Suite 1, Sacramento, California, for the following purposes:

     1.   To elect three director-nominees to the Board of Directors;

     2. To approve an amendment to our Restated Certificate of Incorporation to effect a one-for-ten reverse stock split of our common stock;

     3. To approve the sale of substantially all of our assets to Novatrix Biomedical, Inc. ("Novatrix");

     4. To approve the dissolution and liquidation of the Company in the event that we are unable to complete an acquisition or similar strategic transaction within 12 months of the closing of the Novatrix transaction;

     5. To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

     Stockholders of record at the close of business on May 25, 2007, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

                             YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the 2007 Annual Meeting, please promptly complete, sign and date your enclosed proxy card, which is solicited by the Board of Directors, and return it in the enclosed envelope, or vote electronically or by phone in accordance with the instructions included with your proxy card. You may revoke your proxy at any time before it is voted for you at the Annual Meeting. If you execute a proxy you may still attend the 2007 Annual Meeting, revoke your proxy vote and vote in person.

                                    By Order of the Board of Directors,

                                    Ramesh C. Trivedi
                                    Chairman and Chief Executive Officer

Sacramento, California

May 15, 2007

                                TABLE OF CONTENTS

General Information About the Annual Meeting................................  1

PROPOSAL 1: ELECTION OF DIRECTORS...........................................  4
         Biographical Information about Nominees............................  4
         Meetings of the Board Of Directors.................................  5
         Report on Audited Financial Statements.............................  5
         Legal Proceedings Involving Directors, Officers or Affiliates......  5
         Communications from Stockholders...................................  5
         Security Ownership of Certain Beneficial Owners and Management.....  6
         Executive Compensation.............................................  7
         Summary Compensation Table.........................................  7
         Outstanding Equity Awards at Fiscal Year-End.......................  7
         Equity Compensation Plan Information...............................  8
         Director Compensation..............................................  9
PROPOSAL 2:  ONE-FOR-TEN REVERSE STOCK SPLIT................................  10
PROPOSAL 3:  SALE OF SUBSTANTIALLY ALL ASSETS...............................  13
         Summary Term Sheet.................................................  13
         Terms of the Transaction...........................................  14
         Background of the Transaction......................................  19
         Regulatory Approvals...............................................  22
         Reports, Opinions and Appraisals...................................  22
         Shell Company Status...............................................  22
PROPOSAL 4:  DISSOLUTION OF THE COMPANY.....................................  25
         General............................................................  25
         Conduct of Our Liquidation and Dissolution.........................  25
Independent Accountants.....................................................  27
Additional Meeting Information..............................................  27
         Transactions with Related Persons..................................  27
         Section 16(a) Beneficial Ownership Reporting Compliance............  28
         Deadline for Receipt of Stockholder Proposals......................  28
         Available Information..............................................  28

                        INTEGRATED SURGICAL SYSTEMS, INC.
                          1433 N. Market Blvd., Suite 1
                          Sacramento, California 95834


--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 28, 2007

      ---------------------------------------------------------------------


     This proxy statement is furnished to stockholders of Integrated Surgical Systems, Inc. ("Integrated Surgical Systems" or the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors (the "Board") for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at our executive offices located at 1433 N. Market Blvd., Suite 1, Sacramento, California on June 28, 2007, at 10:00 a.m., local time, and at any adjournment or postponement thereof.

     This proxy statement, and the accompanying form of proxy, are first being mailed to stockholders on or about May 15, 2007.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

     The Board has fixed the close of business on May 25, 2007 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of May 25, 2007, Integrated Surgical Systems had issued and outstanding 45,784,089 shares of common stock and 168 shares of Series G Preferred Stock. The common stock comprises all of the Company's issued and outstanding voting stock. The Series G Preferred Stock does not have voting rights.

Revocability and Voting of Proxies

     Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

     o by writing a letter delivered to our executive offices, 1433 N. Market Blvd, Suite 1, Sacramento, California 95834, stating that the proxy is revoked;

     o    by submitting another proxy with a later date; or

     o    by attending the Annual Meeting and voting in person.

     Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

     Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of the nominees to the Board, (ii) FOR the approval of the proposed amendment to our Restated Certificate of Incorporation to effect a one-for-ten reverse stock split of our common stock; (iii) FOR the sale of substantially all of our assets to Novatrix Biomedical, Inc. ("Novatrix"); and (iv) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. The Company does not presently anticipate that any other business will be presented for action at the Annual Meeting.

Voting at the Annual Meeting

     Each share of common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the stockholders, including the election of directors. Cumulative voting by stockholders is permitted, as described below.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     A plurality of votes cast is required for the election of directors. Abstentions and broker "non-votes" are not counted for the purpose of the election of directors.

     The Company's Restated Certificate of Incorporation and Bylaws provide that each stockholder is entitled to cumulate such stockholder's votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are normally entitled, or distribute the stockholder's votes on the same principle among as many nominees as the stockholder considers appropriate. This cumulative voting right may not be exercised unless the nominee's name has been placed in nomination prior to the voting and one or more stockholders has given notice at the Annual Meeting prior to the voting of the stockholder's intent to cumulate such stockholder's vote. The proxy holders may exercise this cumulative voting right at their discretion. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

     The affirmative vote of a majority of the shares of common stock outstanding as of the Record Date is required for approval of Proposal Two, Proposal Three and Proposal Four. Abstentions will have the same effect as a vote "against" Proposal Two, Proposal Three and Proposal Four, whereas broker non-votes are not considered to have been voted on Proposal Two, Proposal Three or Proposal Four.

Solicitation

     The cost of solicitation of proxies will be borne by the Company. Such solicitation will be made by mail and may also be made by the Company's officers and employees personally or by telephone, facsimile, Internet or telegram without additional compensation. The Company may also reimburse brokers, dealers, banks, voting trustees or their nominees for their reasonable expenses in sending proxies, proxy material and annual reports to beneficial owners. The Company has retained The Altman Group, Inc., 1200 Wall Street, 3rd Floor, Lyndhurst, New Jersey 07071 to aid in the solicitation of proxies. The Altman Group will solicit proxies by personal interview, telephone, facsimile and mail, and may request brokerage houses and other nominees and fiduciaries or custodians to forward soliciting materials to beneficial owners of the Company's stock. For these services, the Company will pay a fee of approximately $15,000 plus out-of-pocket expenses.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Board has nominated directors currently serving on the Board, Ramesh C. Trivedi, Michael J. Tomczak and Peter B. Mills, to serve as directors of the Company until the next annual meeting of stockholders of the Company and until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification or removal. Although management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.

     Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. Votes that are withheld will be excluded entirely form the vote and will have no effect.

Nominee Information

     The following table sets forth information regarding the nominees for election as directors:

Name                  Age      Position
----                  ---      --------
Ramesh C. Trivedi      67      President, Chief Executive Officer, Chairman of
                                the Board
Michael J. Tomczak     52      Director
Peter B. Mills         52      Director

Ramesh C. Trivedi has been our President and Chief Executive Officer and a director of our company since 1995. Prior to joining us, Dr. Trivedi was a principal of California Biomedical Consultants, an international consulting firm, and from 1985 to 1986 he served as the president and chief executive officer of DigiRad Corporation, a medical imaging company.

Michael J. Tomczak was appointed to serve as a Director of the Company in September 2006. Mr. Tomczak is currently a partner of Tomczak & Co CPA, LLP, which primarily provides consulting and accounting services to small businesses. He served as Vice President, Chief Financial Officer and Secretary for the Company from 1991 until 1997. Mr. Tomczak served as Retail Technology International, Inc.'s (RTI) Chief Executive Officer and President from 2002 until its sale to Island Pacific, Inc in 2004 and was co-owner during that same time period. RTI was a developer of point-of-sale software and Island Pacific is a developer of retail management software. Mr. Tomczak was also Chairman of RTI's Board of Directors during that same period and had previously served as RTI's Chief Financial Officer from 2001. Upon the sale of RTI to Island Pacific, he became its President and Chief Operating Officer until 2005. Mr. Tomczak was a member of Island Pacific's Board of Directors from 2004 until 2005. Prior to joining the Company, Mr. Tomczak served as director of Ernst & Young's Sacramento office's Entrepreneurial Services Group. Mr. Tomczak holds a Bachelor of Business Administration degree from Western Michigan University and is a Certified Public Accountant in California.

Peter B. Mills was appointed to serve as a Director of the Company in September 2006. Mr. Mills is Vice President of Sales at Speck Design, a leading product design firm with offices in Palo Alto, California and Shanghai, China. He has spent 15 years selling sophisticated industrial robotics and automation systems with Adept Technology, the leading U.S. manufacturer of industrial robots, and Hewlett-Packard Company. He has also served as the Vice President of Sales at Softchain, an enterprise supply chain software company acquired in 2001. Mr. Mills has significant experience with respect to the design and manufacturing needs of a variety of industries including medical devices, disk drives, consumer products, food packaging, printers, computers and networking, and semiconductor equipment. He has extensive international business experience in Japan, Singapore, and Korea. Mr. Mills earned an MBA from Harvard Business School and a B.A. in engineering, cum laude, from Dartmouth College.

Meetings of the Board of Directors

     During fiscal year 2005, there were no meetings of the Board. Actions by unanimous written consent of the Directors were taken on two occasions.

     During fiscal year 2006, there were no meetings of the Board. Actions by unanimous written consent of the Directors were taken on four occasions.

     During fiscal year 2007, there were three meetings of the Board. A quorum of directors was present, either in person or telephonically for all of the meetings.

Report of the Board of Directors on our Audited Financial Statements

We believe that each member of our board has the expertise and experience to adequately serve our stockholders' interests while serving as directors.

We note that management is responsible for the preparation and integrity of our financial statements, as well as establishing appropriate internal controls and financial reporting processes. Most & Company LLP is responsible for performing an independent audit of our financial statements and issuing a report on such financial statements. Our directors' responsibility is to monitor and oversee these processes.

We reviewed the audited financial statements of our company for the year ended December 31, 2006 and met with both management and the independent auditors, separately and together, to discuss such financial statements. Our non-employee directors also were given the opportunity to meet separately with the independent auditors. Management and the auditors have represented to us that the financial statements were prepared in accordance with generally accepted accounting principles in the United States. We also received written disclosures and a letter from our auditors regarding their independence from us, as required by Independence Standards Board Standard No. 1 and discussed with the auditors such auditors' independence with respect to all services that our auditors rendered to us. We also discussed with the auditors any matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. Based upon these reviews and discussions, we authorized and directed that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Respectfully submitted,

Ramesh C. Trivedi
Michael J. Tomczak
Peter B. Mills

Legal Proceedings Involving Directors, Officers or Affiliates

     There are no legal proceedings ongoing as to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder, is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.

Communications from Stockholders

     The Board has in place a process for stockholders to send communications to the Board. Specifically, the Board will review and give appropriate attention to communications submitted by stockholders and other interested parities, and will respond if and as appropriate. Stockholders may send communications to the Board by delivering such communications to the Company's principal executive offices located at 1433 N. Market Blvd., Suite 1, Sacramento, California 95834.

                                   MANAGEMENT

Executive Officers and Other Key Personnel

     The following tables set forth certain information with respect to the executive officers and other key personnel of the Company:

Executive Officers

Name                      Age        Position
----                      ---        --------
Ramesh C. Trivedi         67         President and Chief Executive Officer
Charles J. Novak          60         Secretary, VP of Finance & Administration
Leland W. Witherspoon     56         VP of Research & Development
David H. Adams            62         Chief Financial Officer


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table indicates how many shares of common stock were beneficially owned, as of May 31, 2007, by (1) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (2) each Director, (3) our Chief Executive Officer, Chief Financial Officer and each of our other three most highly compensated officers and (4) all Directors and executive officers as a group. In general, "beneficial ownership" includes those shares a Director or executive officer has sole or shared power to vote or transfer (whether or not owned directly), and rights to acquire common stock through the exercise of stock options that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 45,784,089 shares outstanding on May 31, 2007. In calculating the Percentage of Outstanding Shares Owned in the column below, we added shares that may be acquired within 60 days both to the other shares that the person owns and to the number of shares outstanding. The address of each of the Directors and executive officers listed below is c/o Integrated Surgical Systems, Inc., 1433 N. Market Blvd., Suite 1, Sacramento, CA 95834.

                                               Amount and Nature   Percentage of
                                                 of Beneficial     Common Stock
                                                 Ownership (1)     Beneficially
Name (3)                                         -------------      Owned (2)
--------                                                            ---------
Ramesh C. Trivedi                                  757,000 (4)         1.63
Leland W. Witherspoon                              536,484 (5)          *
Charles J. Novak                                   230,952 (6)          *
David H. Adams                                     125,000 (7)          *
Michael J. Tomczak                                  37,500 (8)          *
Peter B. Mills                                      22,500 (9)          *

All directors and officers as a group (6 persons) 1,709,436            3.60

----------
*    Less than one percent.

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. Includes any securities that such person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(2)  Based on 45,784,089 shares of common stock outstanding as of May 31, 2007.

(3) Address is c/o Integrated Surgical Systems, Inc., 1433 N. Market Blvd., Suite 1, Sacramento, California 95834.

(4) Includes 750,000 shares that Dr. Trivedi may acquire upon exercise of stock options exercisable within 60 days at an exercise price of $0.04 per share.

(5) Includes 525,000 shares that Mr. Witherspoon may acquire upon exercise of stock options exercisable within 60 days at an exercise price of $0.04 per share.

(6) Includes 116,666 shares that Mr. Novak may acquire upon exercise of stock options exercisable within 60 days at an exercise price of $0.04 per share and 114,286 shares that may be acquired upon exercise of stock options exercisable within 60 days at an exercisable price of $0.035 per share.

(7) Includes 75,000 shares that Mr. Adams may acquire upon exercise of stock options exercisable within 60 days at an exercise price of $0.04 per share and 50,000 shares that may be acquired upon exercise of stock options exercisable within 60 days at an exercisable price of $0.031 per share.

(8) Includes 22,500 shares that Mr. Tomczak may acquire upon exercise of stock options exercisable within 60 days at an exercise price of $0.04 per share.

(9) Includes 22,500 shares that Mr. Mills may acquire upon exercise of stock options exercisable within 60 days at an exercise price of $0.04 per share.


                             Executive Compensation

Summary Compensation Table

The following table summarizes the compensation of the Named Executive Officers for the fiscal year ended December 31, 2006. The Named Executive Officers are the Company's Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers in 2006 ranked by their total compensation as set forth in the table below ("the Named Executive Officers"):

                                                                 Non-Equity
                                                    Option     Incentive Plan    All Other
Name and Principal Position  Year      Salary       Awards      Compensation    Compensation    Total
---------------------------  ----      ------       ------      ------------    ------------    -----

Ramesh C. Trivedi            2006     $241,060      $32,200          -            $11,774      $285,034
 President and Chief
 Executive Officer

Leland  W. Witherspoon       2006      142,828      22,540           -               -          165,368
 Vice President, Research
 and Engineering

Charles J. Novak             2006       99,251         -             -               -           99,251
 Vice President, Finance
 & Administration

David H. Adams               2006       89,835       3,220           -               -           93,055
 Chief Financial Officer


Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning shares of our common stock covered by exercisable and unexercisable options held by the Named Executive
Officers on December 31, 2006:

                                       7

                                        Option Awards                                              Stock Awards
                                   ----------------------                           -------------------------------------------

                                                                                                                           Equity
                                                                                                                         Incentive
                                                                                                                            Plan
                                                                                                                           Awards:
                                                                                                               Equity
                                                Equity                                                       Incentive    Market or
                                            Incentive Plan                                                  Plan Awards:    Payout
                                                Awards:                                                                   Value of
                                                                                                Market       Number of     Unearned
                                               Number of                          Number of     Value        Unearned       Shares,
                  Number of      Number of     Securities                         Shares or   of Shares    Shares, Units   Units or
                 Securities     Securities     Underlying                           Units    or Units of  or Other Rights   Other
                 Underlying     Underlying    Unexercised                         of Stock    Stock That   That Have Not    Rights
                 Unexercised    Unexercised     Unearned   Option      Option     That Have    Have Not       Vested      That Have
                   Options        Options       Options   Exercise   Expiration  Not Vested     Vested                    Not Vested
                                                            Price       Date
                     (#)            (#)           (#)        ($)                    (#)          (#)           (#)           ($)
Name             Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
  Ramesh C.
    Trivedi        166,667        833,333         none      $0.04    11/01/2011     none         none          none          none

  Leland W.
    Witherspoon    116,667        583,333         none      $0.04    11/01/2011     none         none          none          none

  David H.
     Adams          16,667          83,33         none      $0.04    11/01/2011     none         none          none          none


Equity Compensation Plan Information Table

The table below provides information, as of December 31, 2006, concerning securities authorized for issuance under our equity compensation plans:


                                          (a)                          (b)                         (c)
Plan Category                   Number of securities to be   Weighted-average exercise    Number of securities
                                issued upon exercise of      price of outstanding         remaining available for
                                outstanding options,         options, warrants and        future issuance under
                                warrants and rights          rights                       equity compensation plans
                                                                                          (excluding securities
                                                                                          reflected in column (a))
Equity compensation plans
approved by security holders              247,908                   $1.54                      1,622,038 (1)

Equity compensation plans not
approved by security holders            2,400,000(2)                $0.04                           -0-
                                        -----------                 -----                          -----

Total                                   2,647,908                   $0.18                      1,622,038
                                        =========                   =====                      =========

                                       8

----------
(1)  Includes the Company's 1998 Stock Option Plan and its 2000 Stock Award Plan
     as of March 31, 2007.

(2) Consists of: (i) 100,000 warrants issued for consulting services which expire in May 2007 and have an exercise price of $0.06 per share; (ii)
     300,000 warrants for consulting which expire in July 2014 and have an exercise price of $0.0625 per share and 1,800,000 shares to officers of the Corporation and have and exercise price of $0.04 per share which will expire in November 2011.

Director Compensation

As more fully described below, the following table summarizes the compensation during 2006 for each of our non-employee directors:

-----------------------------------------------------------------------------------------------------------------------
      Name         Fees Earned or    Stock       Option     Non-Equity     Change in Pension     All Other       Total
                    Paid in Cash     Awards      Awards   Incentive Plan       Value and       Compensation
                                                           Compensation       Nonqualified
                                                                                Deferred
                                                                              Compensation
                                                                                Earnings
-----------------------------------------------------------------------------------------------------------------------
       (a)              (b)            (c)         (d)         (e)                (f)               (g)           (h)
-----------------------------------------------------------------------------------------------------------------------
Michael J Tomczak      $1,875           -         $966          -                  -                 -           $2,841

Peter B Mills          $1,875           -         $966          -                  -                 -           $2,841
-----------------------------------------------------------------------------------------------------------------------

Our directors are appointed for a one-year term to hold office until our next annual meeting of stockholders and until their successors have been duly elected and qualified, unless removed from office in accordance with our by-laws. Our non-employee directors receive a quarterly fee of $1,875 and periodic grants to purchase shares of our common stock.



                                 RECOMMENDATION:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1.






                                        9

                                 PROPOSAL NO. 2

                      EFFECTUATION OF A ONE-FOR-TEN REVERSE
                         STOCK SPLIT OF OUR COMMON STOCK

Our Board of Directors has adopted a resolution to approve an amendment to our Restated Certificate of Incorporation to effect a one-for-ten reverse stock split of our common stock. If the proposed amendment is approved by stockholders, an amended certificate of incorporation reflecting the proposed amendment will be filed with the Secretary of State of the State of Delaware.

Purpose for Approving the One-for-Ten Reverse Stock Split

     We are asking stockholders to approve a pro-rata reverse split of our common stock, by which up to each ten shares would become one share. Fractional shares will be rounded up to the next whole share. The effective date of the reverse split will be within thirty days following the date of the Annual Meeting. This is not a "going private" transaction, and no stockholders will be reduced to less than one share. This action will not have the effect of reducing our stockholders to less than 300. This requires an amendment to the Restated Certificate of Incorporation to accomplish the reverse split.

     We believe the recent per share price of our common stock has had a negative effect on the marketability of the existing shares as well as the amount and percentage of transaction costs paid by individual stockholders, and it impairs the potential ability of the Company to raise capital by issuing new shares due to the low price.

     We believe that the reverse split will be advantageous to us and to all stockholders, because it may provide the opportunity for higher share prices based upon fewer shares.

     Stockholders should note that, after the reverse split, the number of our authorized shares will remain unchanged, while the number of issued and outstanding shares of the Company will be reduced by the factor of the reverse, i.e. up to one for ten shares. It is important to realize that the issuance of additional shares is in the discretion of the Board of Directors, in its best business judgment, and our stockholders will have no right to vote on future issuances of shares except in the event of a merger or in the event that the Company trades on an exchange that requires stockholder approval for certain share issuances. This means that, effectively, our stockholders will have no ability or capacity to prevent dilution by the issuance of substantial amounts of additional shares for consideration that could be considerably less than what our existing stockholders paid for their shares. In many events, control of the Company could effectively be changed by issuances of shares without stockholder approval.

     We have no plans as of the date hereof to issue any newly available shares. There are no pending private offerings of shares, nor are there any pending acquisitions for which shares may be contemplated to be issued.

     As a general rule, potential investors who might consider making investments in the Company will refuse to do so when the Company has a large number of shares issued and outstanding with no equity. In other words, the "dilution" which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstanding shares may make our capitalization structure more attractive, although there can be no assurance that this will be the case.

     While our acceptability for ultimate listing on one of the NASDAQ markets or an exchange is presently remote, we believe that it is in the interests of the Company to adjust our capital structure in the direction of conformity with the NASDAQ structural requirements. At the current date, even with the proposed changes, we would not meet NASDAQ criteria. NASDAQ requirements change frequently. There is no assurance that the proposed changes will meet NASDAQ requirements or any other exchange when, and if, we are otherwise qualified. There is no assurance that we will qualify for NASDAQ or any other exchange at any time in the future, if at all.

     Once the reverse split has occurred, management believes that the Company may be better capitalized to seek equity financing, because of the lower likelihood of high dilution. There is no assurance that the Company will have any success in seeking equity financing.

Future Dilutive Transactions

     The Company may effect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company will furnish such holders with any documentation concerning any such proposed issuance prior to the completion of the transaction, except as may otherwise be required by the federal securities laws. All determinations involving share issuances, with limited exceptions, are in the discretion and business judgment of the Board of Directors.

     The issuance of additional shares in future transactions will allow the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

     1. Substantial dilution may occur due to the issuance of additional shares of common stock. The percentage ownership of the Company by the existing stockholders may be significantly diluted;
     2. Control of the Company by stockholders may change due to new issuances;
     3.   Business plans and operations may change; and
     4. Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares.

     It is possible that the Company may acquire other assets or compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations to which such shares are subject.

     There can be no assurance that the market price for our common stock, immediately or shortly after the proposed amendment, if approved, will rise, or that any rise which may occur will be sustained. Market conditions are outside of the Company's control, and are influenced by investor attitudes and external conditions.

Fractional Shares

Fractional shares will be rounded up to the next whole share.

     The reverse stock split may leave certain stockholders with one or more "odd lots" of new common stock, i.e., stock in amounts of less than 100 shares. These odd lots may be more difficult to sell or require greater transaction cost per share to sell than shares in even multiples of 100. There are frequently situations where transaction costs for odd lots in penny stocks exceed the net proceeds realized from a sale of the odd lot, effectively rendering the odd lot valueless to the holder.


Possible Effects of the Reverse Stock Split on Capital Stock

     The common stock after giving effect to the reverse split will not be different from the common stock held by the Company's stockholders prior to the reverse split. The stockholders will have the same relative rights following the effective date of the reverse split as they had prior thereto, except to the extent the proportion of shares that they own is affected by the issuance of fractional shares.

                                 RECOMMENDATION:

           The Board of Directors Unanimously Recommends That You Vote
  FOR the Effectuation of a One-For-Ten Reverse Stock Split of our Common Stock
                            Described in Proposal 2.

                                 PROPOSAL NO. 3

                   SALE OF SUBSTANTIALLY ALL OF OUR ASSETS TO
                            NOVATRIX BIOMEDICAL, INC.

INFORMATION ABOUT THE TRANSACTION

Summary Term Sheet

     o The Company has agreed to sell substantially all of our assets to Novatrix Biomedical, Inc. ("Novatrix").

     o The Board of Directors has determined that the sale of substantially all of our assets to Novatrix is advisable and in the best interest of our stockholders.

     o The aggregate purchase price for the sale is a range from $3 million to $4 million, depending upon when the Company obtains stockholder approval for the transaction.

     o    Novatrix has also agreed to loan us up to $4.75 million as follows:

          o $2.7 million upon the execution of the loan agreement funded as of July 28, 2006;
          o    $1 million funded as of March 15, 2007; and
          o $$350,000 per month for a maximum of three months commencing July 1, 2007.

     o If our stockholders do not approve the asset sale by September 30, 2007, the Company shall grant an exclusive license in the Asian markets of its ROBODOC Surgical Assistant System to Novatrix in exchange for a one-time royalty payment of $100,000.

     o We also granted a security interest in our assets to Novatrix as security for repayment of the loans.

Contact Information

Seller:
Integrated Surgical Systems, Inc.
1433 N. Market Blvd., Suite 1
Sacramento, CA  95834
Phone: (916) 285-9943
Fax:   (916) 285-9104

Purchaser:
Novatrix Biomedical, Inc.
16259 Laguna Canyon Rd.
Irvine, CA 92618
Attention: Dr. Soonkap Hahn
Phone: (949) 502-6780
Fax:   (949) 502-6786

Business Conducted

Integrated Surgical Systems, Inc.

The Company designs, manufactures, sells and services image-directed, computer-controlled robotic software and hardware products for use in orthopedic surgical procedures. The Company was incorporated in Delaware in 1990.

Novatrix Biomedical, Inc.

Novatrix, based in Irvine California, was established to acquire and commercialize novel medical devices. The first product was the Labor Assister which facilitates childbirth by shortening the duration of second stage labor and reducing operative interventions. Novatrix was incorporated in California in December 2004.

In February 2006, Novatrix sold substantially all of its assets to Curexo Inc. in exchange for a 48% undivided interest ($24,000,000) in a $50,000,000 convertible bond (the "Bond") issued by Curexo and payable to Novatrix stockholders. The Bond is convertible at the par value thereof into common stock of Curexo at the price of $5.41 per share. Forty percent (40%) of the Bond, in the principal amount of $9,600,000, has been converted. The remainder of the Bond is convertible on the achievement of certain milestones (the "Milestones"). On the achievement of certain of the Milestones, 30% of the Bond, in the principal amount of $7,200,000, will be convertible in February of 2008. Subject to the achievement of certain additional Milestones, the remaining 30% of the Bond, in the principal amount of $7,200,000, will be convertible in February of 2009. Proceeds from the sale of shares issuable upon conversion of the $9,600,000 portion of the Bond are anticipated to be utilized to finance the acquisition described hereon.

Terms of the Transaction

Description of the Transaction

         On August 4, 2006, we entered into an Asset Purchase Agreement with Novatrix Biomedical, Inc. ("Novatrix"), as amended, pursuant to which we agreed to sell substantially all of our assets to Novatrix (the "Asset Purchase Agreement" amended as of April 23, 2007). As consideration for the sale, Novatrix shall pay, in cash, the aggregate purchase price equal to:

     a. $4,000,000 in the event that stockholder approval is obtained on or before June 30, 2007;
     b. $3,500,000 in the event that stockholder approval is obtained on or before July 31, 2007;
     c. $3,250,000 in the event that stockholder approval is obtained on or before August 31, 2007; or
     d. $3,000,000 in the event that stockholder approval is obtained on or before September 30, 2007.

     Also on August 4, 2006, we entered in to a Loan Agreement and Secured Promissory Note, as amended on April 23, 2007 (the "Loan Agreement") with Novatrix pursuant to which Novatrix has agreed to loan us $350,000 per month for a maximum of three months commencing July 1, 2007.

     The Loan Agreement provides that upon the consummation of the sale of assets contemplated by the Asset Purchase Agreement, Novatrix will meet its obligations to us by providing the balance of any loans due to us to fund its own working capital in equal amounts for the purpose of developing the ROBODOC and ORTHODOC products. In addition, the Loan Agreement provides that upon the approval by our stockholders of the asset sale, all of our obligations to repay amounts owing under the Loan Agreement shall be extinguished.

     The Loan Agreement further provides that in the event that approval by the Company's stockholders of the asset sale does not occur by September 30, 2007, the Company shall grant an exclusive license in the Asian markets of its ROBODOC Surgical Assistant System to Novatrix in exchange for a one-time royalty payment of $100,000.

     Simultaneously with the execution and delivery of the Asset Purchase Agreement and Loan Agreement, the parties entered into a security agreement pursuant to which we granted a security interest in our assets to Novatrix as security for repayment of our obligations under the Loan Agreement (the "Security Agreement").

The Asset Purchase Agreement

     Assets to be Sold or Assigned
     -----------------------------

     o    all accounts receivable, notes receivable and other receivables;

     o all inventories and work-in-progress, and all rights to collect from customers (and to retain) all fees and other amounts payable;

     o all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible Assets;

     o    all advertising and promotional materials;

     o    all Proprietary Assets;

     o    all rights under our contracts;

     o    all Governmental Authorizations; and

     o all claims and causes of action, and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery.

     Purchase Price
     --------------

     The purchase price is as follows:

     o    Cash at closing equal to:

          o $4 million in the event that stockholder approval is obtained on or before June 30, 2007;
          o $3.5 million in the event that stockholder approval is obtained after June 30, 2007 but on or before July 31, 2007;
          o    $3.25 million in the event that stockholder approval is obtained after July 31, 2007 but on or before August 31, 2007; or
          o    $3 million in the event that stockholder approval is obtained after August 31, 2007 but on or before September 30, 2007.

     o Novatrix's continued funding of the Company of an amount equal to $350,000 for up to the earlier of three months beginning July 1, 2007, and the first day of each successive month thereafter until the earlier of (i) September 1, 2007 or (ii) such time as stockholder approval has been obtained. for the development of the Company's business.

     Representations and Warranties
     ------------------------------

     The Asset Purchase Agreement contains standard representations and warranties, including those relating to:

     o    corporate organization;
     o    financial statements;
     o    absence of changes;
     o    title to assets;
     o    receivables and inventory;

     o    proprietary assets;
     o    contracts;
     o    compliance with laws;
     o    employee matters;
     o    benefit plans;
     o    environmental matters;
     o    insurance; and
     o    brokers.

     Covenants
     ---------

     The Asset Purchase Agreement contains certain pre-closing covenants, including:

     o    access and investigation;
     o    operation of business between signing and closing;
     o    no-shop;
     o    confidentiality; and
     o    best efforts.

     Closing of the Proposed Asset Sale
     ----------------------------------

     We expect to close the proposed asset sale following the satisfaction or waiver of all of the conditions to each party's obligations under the Asset Purchase Agreement.

     Termination of the Asset Purchase Agreement
     -------------------------------------------

     We and Novatrix may terminate the Asset Purchase Agreement by mutual written consent, or if there is a material breach of any of our representations, warranties, covenants or obligations. In addition, Novatrix can terminate, at Novatrix's sole discretion, if the closing has not taken place on or before September 30, 2007 (other than as a result of any failure on the part of Novatrix to comply with or perform its covenants and obligations under the Asset Purchase Agreement).

The Loan Agreement

     The Amended Loan Agreement (the "Loan Agreement") extends, from June 30, 2007 to September 30, 2007, the deadline for the Company to obtain stockholder approval for the asset transaction in order to avoid being obligated to grant an exclusive license to Novatrix in the Asian markets for the Company's ROBODOC and ORTHODOC systems. It also reduces the time, from six months to three months, that the Company has to repay outstanding loans due to Novatrix in the event that stockholder approval is not obtained.

     The Loan Agreement provides for a $4,750,000 loan in three tranches as follows:

     o    $2.7 million upon the execution thereof funded as of July 28, 2006;
     o    $1 million funded as of March 15, 2007; and
     o $350,000 per month commencing July 1, 2007 until the earlier of (i) September 1, 2007 or (ii) stockholder approval.

     The Loan Agreement also provides that upon the earlier to occur of (i) stockholder approval of the proposed asset sale of the Company's assets to Novatrix or (ii) material default by Novatrix of any of its obligation under the Asset Purchase Agreement or the Loan Agreement, the Company's obligations to make further payments under the Loan Agreement will immediately terminate, and the Security Agreement and the secured interest held by Novatrix in the Company's assets will terminate.

     Upon the closing of the asset sale pursuant to the Asset Purchase Agreement, all of the obligations of Novatrix to advance funds to the Company will automatically be converted into obligations of Novatrix to fund its own working capital in identical amounts, which funds may expressly be used only for development of the ROBODOC and OTHODOC products.

     The Loan Agreement further provides that in the event approval by the Company's stockholders of the asset sale does not occur by September 30, 2007, the Company shall grant an exclusive license in the Asian markets of its ROBODOC Surgical Assistant System to Novatrix in exchange for a one-time royalty payment of $100,000.

The Security Agreement

     The Security Agreement grants a security interest in all of the Company's assets to Novatrix securing performance of the Company's obligation to repay its obligations under the Loan Agreement. The Security Agreement provides that upon any "event of default," Novatrix may at any time, without notifying the Company of its intention to do so, take steps to transfer and assign the Company's assets to Novatrix.

     An event of default consists of the following:

     o failure by the Company forthwith to pay or perform any of its obligations under the Loan Agreement;
     o failure to pay any principal amount due under the Loan Agreement or any accrued interest within three (3) months from the date of a stockholders meeting of the Company in which the asset sale is not approved;
     o    voluntary bankruptcy, reorganization, insolvency, etc. of the Company;
          or
     o    involuntary bankruptcy petition being filed against the Company.

The License Agreement

     The License Agreement becomes effective only upon the failure of the Company's stockholders to approve the asset sale on or before September 30, 2007. In such event, the Company would grant an exclusive, transferable license to Novatrix to all intellectual property, including patents and trademarks, associated with the ROBODOC Surgical Assistant System and the ORTHODOC Pre-Surgical Planning Workstation System.

     The term of the License Agreement is the longer of ten years or the life of the patents included in the intellectual property to be licensed. The license fee payable by Novatrix to the Company is $100,000.

     The License Agreement provides an annual maintenance fee of $10,000 payable by Novatrix in order to provide updates, bug-fixes and new releases to the license software.

Consideration to Security Holders

     Unlike a merger transaction in which security holders receive cash or stock consideration in exchange for the cancellation of their shares, the proposed transaction is an asset sale for cash; accordingly, security holders will not be receiving any direct consideration from the proceeds thereof, and will retain their shares in the Company.

Reasons for Engaging in the Transaction

     ISS ceased operations in June 2005 after sustaining operating losses for several years and having been unable to find a source of capital. The Company was effectively insolvent and required immediate and substantial funding in order to resume operations, which it did only after securing the financing from Novatrix, in the form of substantial loans, pursuant to the transaction described in this proxy. Novatrix conditioned the transaction on ISS agreeing to settle with existing creditors, which settlement was accomplished at approximately 17 cents to the dollar.

The Board has determined that, absent the Company's financial relationship with Novatrix, ISS lacks the financial strength to fully exploit the technologies, products and markets it has developed over the years. Furthermore, ISS does not have access to the financial capital markets to secure sufficient funds to continue as a going concern. As a result, the Board has carefully considered various options, including the filing of a petition in bankruptcy, and unanimously agreed that the proposed transaction described in this proxy is the best option available for ISS stockholders.

What will ISS do with the money received from the sale of assets to Novatrix?
-----------------------------------------------------------------------------

ISS intends to acquire all or part of an existing company which will offer ISS an opportunity for future growth and potential for an appreciation in its value for stockholders.

How will ISS implement the proposed plan?
-----------------------------------------

The Board intends to retain one of its officers or an outside consultant who will assist the Company in its continuing obligations under the federal securities laws and, in conjunction with an investment banker, evaluate various merger, acquisition or strategic alliance opportunities and then present their recommendations to the Board for review and approval. ISS estimates that it will take up to 12 months to conclude this process. While no assurance can be given that such opportunities will be available, or if available, on favorable terms, ISS believes there are numerous opportunities. If no agreement is reached with respect to a suitable opportunity within 12 months of the closing of the Novatrix transaction, it is presently anticipated that the Company's assets, including all cash on hand, will be distributed to the stockholders of ISS on a pro rata basis. See Proposal Four of this Proxy.

Consequences of Stockholders' Failure to Approve Novatrix Transaction
---------------------------------------------------------------------

In the event that the Novatrix transaction is not approved by stockholders, Novatrix, in accordance with the Loan Agreement, will be entitled to (a) immediately secure the sales, marketing and manufacturing rights for all products of ISS for the entire Asian market, and (b) make a demand to ISS to repay the total amount of money advanced by Novatrix since July 2006, currently $3.7 million, within three months from the date the stockholders decline to approve the sale of assets to Novatrix.

In addition, a "NO" vote will result in the failure of ISS to receive funds ranging from $3 million to $4 million (depending upon the date on which the stockholder meeting is held) as a consideration for the sale of assets to Novatrix. It is probable that ISS will need to file a petition in bankruptcy since, based on prior experience, it will not have access to capital necessary to repay to Novatrix the loans plus accrued interest, together with sufficient additional capital to continue as a going concern.

Vote Required for Approval of the Transaction

     The proposed asset sale of substantially all of our assets to Novatrix requires the approval of a majority of our issued and outstanding common stock.

Accounting Treatment of the Proposed Asset Sale

Assuming the stockholders approve, the sale of substantially all of our assets to Novatrix, the transaction would provide gross proceeds of approximately $7,960,000, consisting of the $4,000,000 in cash and the cancellation of both the note payable of $3,700,000 and the accrued interest of approximately $263,000 due to Novatrix. We would also transfer the assets, exclusive of all cash, of approximately $800,000 to Novatrix. The sale of assets would result in a gain of approximately $7,000,000, net of legal fees of approximately $163,000.

Federal Income Tax Consequences of the Proposed Asset Sale

We anticipate that the gain for accounting purposes on the sale of the assets will be classified as a capital gain for Federal income tax purposes, after a reduction for the recapture of any excess accelerated depreciation taken on the assets, if any. We further anticipate that the capital gain will be offset by our Federal net operating loss carryforward, resulting in no significant Federal income tax. In addition, we anticipate similar treatment under California tax reporting.

Background of the Transaction

     On April 27, 2006, Dr. Ramesh Trivedi received an initial telephone call from Dr. Soon Hahn, Chief Executive of Novatrix, after having been introduced to ISS by a third party. The conversation was general in nature, wherein Novatrix expressed interest in acquiring ISS and providing appropriate funds to proceed with such an acquisition. Dr. Trivedi expressed the Company's position of having no funds to continue its operation and no employees but an excellent technology with great future potential subject only to the completion of FDA-mandated clinical studies and clearance by the FDA of the Company's products.

Dr. Hahn stated that he would contact ISS in a few days after further consideration.

On May 1, 2006, Dr. Hahn called Dr. Trivedi and presented a more specific proposal, i.e., that ISS would immediately grant Novatrix the rights to distribute ISS products in Asian markets, and, in the event ISS declared bankruptcy in the future, it would grant Novatrix worldwide exclusive rights to its technologies. In return, Novatrix offered to invest up to $2 million for ISS to restart its research and development and also offered to purchase two ROBODOC systems at $900,000 each from ISS. Clarification and questions followed this proposal.

No decisions were made and both parties agreed to further consider this offer.

On May 11, 2006, Dr. Hahn and Dr. Trivedi met for the first time in Sunnyvale at the residence of Dr. Trivedi. At this meeting, Dr. Hahn modified his original proposal and proposed that Novatrix buy ISS outright. The two parties discussed this proposal at length as well as the path forward, estimating time to secure ISS stockholder approval and the costs associated with it, while keeping in mind that ISS had no cash.

Dr. Hahn and Dr. Trivedi discussed the following:

     -    the concept and business potential of Robodoc/Orthodoc;
     -    reasons why ISS discontinued its operation in 2005;
     -    ongoing commercial activities of Robodoc/Orthodoc in Asia;
     -    the German lawsuit and its implications to ISS business worldwide;
     - why the FDA had not granted an approval when the first clinical trial was initiated in 1994, more than 12 years ago; and
     - will the FDA ever grant the approval, what assurance ISS can give, would Dr. Trivedi personally work full time without pay until such time as the approval would be secured, etc.

FDA approval and its uncertainty remained a major concern for Dr. Hahn.

Dr. Trivedi gave a detailed history of the Company's FDA trials and their status, and offered to work personally without pay for nine months if Novatrix provided sufficient funds to start and support the clinical trials and all of their associated costs.

With this assurance, the discussion focused on approximate funds necessary for:

     1. Completing the suspended clinical trial to support FDA 510k clearance in the U.S.; and
     2. Recovering the public company status of ISS and gaining stockholders' approval for the acquisition.

When Dr. Trivedi asked what price would Novatrix pay for the acquisition of ISS, Dr. Hahn indicated that based on the opinions of M&A experts and its own calculations, a purchase price of ISS (with its then market capitalization of $250,000 and a total debt of around $3 million) should not be much more than $1 million. Dr. Hahn informed Dr. Trivedi that the same experts had suggested that if Novatrix were to be "patient," it could acquire the assets of ISS with clear title out of bankruptcy for "pennies."

The discussions were adjourned at this point with the understanding that both parties were still interested in working together and would give the various proposals further consideration.

On May 26, 2006, a non-disclosure agreement was signed by both parties in order for ISS to provide confidential information necessary to Novatrix to present an offer to ISS and facilitate more open dialogue in future discussions. Subsequently, at the request of Dr. Hahn, ISS provided its unaudited financial statements for the period beginning with the first quarter of 2005 through the end of April 2006.

As requested by Dr. Hahn, ISS provided an estimated budget totaling $5 million to operate the Company for the ensuing 18 months in order to accomplish:

     - completion of the suspended clinical trials and submission of a 510K application to the FDA for the clearance to market the ROBODOC System in the U.S.;
     - completion of the development of "minimally invasive procedures" to perform hip and knee surgeries with the ROBODOC system;
     -    bringing current all the Company's SEC filings; and
     - completion and maintenance of the manufacturing facilities to build additional ROBODOC systems.

At the conclusion of the meeting, Dr. Hahn indicated that he would review the information provided and contact Dr. Trivedi in a few days.

On May 28, 2006, Dr. Hahn informed Dr. Trivedi that he had reviewed the information provided by ISS. While Dr. Hahn had great concern about certain critical items such as securing FDA clearance, putting the ISS team together, the operating budget proposed by ISS, etc. he indicated that Novatrix was prepared to move forward and continue the discussions for the acquisition of ISS.

On June 1, 2006, a meeting between Dr. Hahn and Dr. Trivedi was held at the Company's Sacramento facility.

At this meeting, Dr. Hahn requested the following items as a part of the due diligence process:

     -    more detailed descriptions of current operations;
     -    list of employees;
     -    FDA status;
     -    IP position;
     -    list/status of ongoing litigations;
     - business plan for 2006 and 2007 and the associated budgets with milestones and timelines;
     -    outstanding debt and how to address the same; and
     -    competition in the robotic/orthopedic medical fields.

A detailed discussion was held as to the plan for securing stockholder approval, including time required and cost. Various contingencies were discussed in the event stockholders did not approve the acquisition.

The meeting was concluded with an agreement to talk further.

On June 5, 2006, Dr. Hahn telephoned Dr. Trivedi and informed him that Novatrix was no longer interested in acquiring the Company but rather all of the assets of ISS. The main reasons provided by Dr. Hahn for this change were the outstanding accumulated debt of ISS and potential competitive bids from other corporations.

Dr. Hahn then proposed to pay $5 million to operate ISS for the next 18 months so that the Company could reach the above-stated milestones. In return, Novatrix would acquire all of the assets of ISS with no additional consideration. Although attractive, given ISS' then financial position, Dr. Trivedi turned the offer down because it would have left the total debt of approximately $3 million with ISS and in addition, the stockholders of ISS would not be receiving any compensation for authorizing the transfer of the assets to Novatrix.

On June 10, 2006, Dr. Trivedi telephoned Dr. Hahn and explained that the stockholders of ISS were unlikely to approve the sale of assets if there was no immediate or future potential benefit to them. Various alternative proposals of ISS were discussed and rejected by Dr. Hahn outright as unacceptable. Dr. Hahn then agreed to consider an offer of paying an additional $4,000,000 in consideration to ISS which would provide incentives to the stockholders to approve the transfer of assets to Novatrix. However, the $5 million to be paid by Novatrix to ISS to fund continuing operations for the following 18 months would now be structured as a loan to ISS, which would be forgiven by Novatrix if ISS stockholders approved the transaction; otherwise, the loan would have to be repaid with interest by ISS. Dr. Trivedi assured Dr. Hahn that the Company would make every reasonable effort to secure the approval of its stockholders.

The issue of ISS debt remained unresolved. After further discussions, Dr. Hahn agreed to consider providing ISS an additional $300,000 to reach a settlement with all of its creditors. Furthermore, to expedite the SEC filings and secure the stockholder approval for the transfer of assets, Dr. Hahn agreed to consider paying an additional $400,000. This would result in an 18 month budget of $5.7 million including the payment for additional milestones, which would be treated as a fully repayable demand loan in the event the ISS stockholders failed to approve the asset transfer.

The discussions concluded with Dr. Hahn agreeing to consider this revised proposal and respond to ISS promptly.

On June 15, 2006, Dr. Hahn informed Dr. Trivedi that, subject to detailed due diligence, Novatrix would agree to the ISS proposal upon the conditions that ISS would (a) secure stockholder approval by no later than March 1, 2007, and (b) reach a settlement with all of its creditors, who together represent over 80% of its total debt, within the allocated $300,000. Dr. Trivedi agreed to these modifications.

Accordingly, an agreement in principle was reached subject to ISS and Novatrix meeting their commitments. Throughout this discussion period, ISS had continuously sought the advice and counsel of Snow Becker Krauss P.C., its corporate counsel. With this understanding, the process of due diligence would begin immediately and after its completion, legal agreements would be drafted by the attorneys representing Novatrix.

On June 28, 2006, representatives of Novatrix, including Dr. Hahn and Norman Orida,, came to visit ISS at its facility in Sacramento to initiate the due diligence process. Representing ISS were Dr. Trivedi, Lee Witherspoon and David Adams.

Representatives of Novatrix left the Company's facility with due diligence material for their review and ISS undertook to deliver additional items requested by Novatrix. Both parties agreed to complete this task as soon as possible but in any event no later than July 10, 2006.

During the week of July 3, 2006, there were various telephone calls among the parties relating to due diligence. Further, Novatrix counsel, Soden & Steinberger, LLP, began drafting the definitive agreements based on the business arrangements between the two parties.

During the three weeks beginning July 10, 2006, drafts of the agreements were circulated to ISS and Snow Becker. Various discussions and negotiations ensued among Drs. Hahn and Trivedi, as well as Snow Becker and Soden & Steinberger.

On August 4, 2006, Dr. Trivedi was invited to visit Novatrix's Irvine facility, and Dr. Hahn and Dr. Trivedi executed the definitive agreements.

Regulatory Approvals

     There are no federal or state regulatory approvals that must be obtained as a condition of the proposed asset sale.

Reports, Opinions and Appraisals

     No report, opinion or appraisal was obtained by the Company or Novatrix in connection with the proposed asset sale.

Shell Company Status

As a result of the sale, once it is approved and completed, we will be a "public shell" company. In advance of attaining this status, our Board of Directors has been evaluating the possibility of a transaction in which we would merge our "public shell" company with an operating business. We have not had preliminary negotiations with potential merger candidates nor have we had formal agreements with any third parties to effect a merger or acquisition and we cannot assure that we will be able to effect such a merger or acquisition upon terms that we consider favorable or at all. Once we are a "public shell" company, we will thereafter comply all of our business and operations, including subsequent sales of our stock and mergers, in accordance with the Shell Company Release No. 33-8587 and all other applicable regulations and guidance. You should be aware, however, that depending upon the type of transaction we ultimately pursue, we may not have to seek stockholder approval of such transaction. As a result, you may not be able to vote on any new proposed transaction that our Board of Directors approves.

Consequences of Owning Shares of a "Public Shell" Company

Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the "Securities Act"), we will qualify as a "shell company," if the sale is approved and completed because we will not have any assets (other than cash) or operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. We will comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Recent amendments to Form 8-K by the Securities and Exchange Commission regarding shell companies and transactions with shell companies require the filing of all information about an acquired company that would have been required to have been filed had any such company filed a Form 10 or 10-SB Registration Statement with the Securities and Exchange Commission, along with required audited, interim and proforma financial statements, within four business days of the closing of any such transaction. These new regulations also deny the use of Form S-8 for the registration of securities of a shell company, and limit the use of this Form to a reorganized shell company until the expiration of 60 days from when any such entity is no longer considered to be a shell company. The additional time and costs that may be incurred by the potential target company to prepare the necessary audited financial statements and other information may significantly delay or essentially preclude consummation of an otherwise desirable acquisition.

The Wulff Letter, as discussed below can restrict the free tradeability of certain shares issued to our promoters or affiliates in any transaction with respect to resales, other than pursuant to an effective registration statement filed with the Securities and Exchange Commission. We would expect the definition of these applicable persons to be liberally construed to promote the findings set out in the Wulff Letter.

Restrictions on Sales of Certain "Restricted Securities"

Generally, "restricted securities" can be resold under Rule 144 once they have been held for at least one year (subparagraph (d) thereof), provided that the issuer of the securities satisfies the "current public information" requirements (subparagraph (c)) of the Rule; no more than 1% of the outstanding securities of the issuer are sold in any three month period (subparagraph (e)); the seller does not arrange or solicit the solicitation of buyers for the securities in anticipation of or in connection with the sale transactions or does not make any payment to anyone in connection with the sales transactions except the broker dealer who executes the trade or trades in these securities (subparagraph (f)); the shares are sold in "broker's transactions" only (subparagraph (g)); the seller files a Notice on Form 144 with the Securities and Exchange Commission at or prior to the sales transactions (subparagraph (h)); and the seller has a bona fide intent to sell the securities within a reasonable time of the filing. Once two years have lapsed, assuming the holder of the securities is not an "affiliate" of the issuer, unlimited sales can be made without further compliance with the terms and provisions of Rule 144. All "restricted securities" of the Company have been held for in excess of one year.

In January, 2000, Richard K. Wulff, the Chief of the Securities and Exchange Commission's Office of Small Business, wrote a letter to Ken Worm, the Assistant Director of the OTC Compliance Unit of NASD Regulation, Inc. Many members of the securities community have come to refer to that letter as the "Wulff letter."

The Wulff letter was written in response to a request for guidance from Mr. Worm. In his request, Mr. Worm had referred to several situations in which non-affiliate stockholders of "blank check" or "shell company" issuers had sought to treat their shares as "free-trading" or unrestricted securities. As defined in the Wulff letter, a blank check or public shell company is "a development stage company that has no specific business plan or purpose or has indicated its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person."

Citing the concerns of the United States Congress and the Securities and Exchange Commission over potential fraud and market manipulations involving blank check and public shell companies, the Wulff letter stated that affiliates of such issuers, as well as transferees of their securities, are "underwriters" with respect to such securities. Accordingly, transactions in these companies' securities by promoters, affiliates or their transferees do not fall within the scope of the Rule 144 "safe harbor" resales for securities that have been beneficially owned for at least one year and that satisfy informational and certain other requirements of the Rule, or the Section 4(1) exemption from registration for resales under the Securities Act of 1933, as amended (the "Securities Act"), that exempts sales by persons other than "an issuer, underwriter or a dealer." As a result, it is the position of the Securities and Exchange Commission that these securities may be resold by these persons only pursuant to registration under the Securities Act. According to the Wulff letter, this restriction would continue to apply even after the blank check or public shell company completes a merger or acquisition transaction with an operating entity.

Once the sale is completed, assuming it approved, and we become a "public shell" company, any issuances of our shares thereafter, to any of our promoters or affiliates, and their transferees, will likely be subject the restrictions imposed by the Wulff letter.

We believe the Wulff Letter will be liberally construed to promote its purposes as discussed herein and therein. The full text of the Wulff Letter can be examined in the CCH Federal Securities Law Reporter, 1999-2000 Decisions, Paragraph No. 77,681, issued under the name "NASD Regulation, Inc."

Appraisal Rights

     Stockholders have no appraisal rights in connection with the proposed asset sale.

Past Contacts, Transactions or Negotiations

     Other than the description of the contacts and negotiations in "Background of the Transaction" set forth above, there are no past contacts, transactions or negotiations among the Company, its affiliates and Novatrix.

Recommendation of Our Board of Directors Regarding the Proposed Asset Sale

     At a meeting on March 22, 2007, our board of directors unanimously determined that the proposed asset sale is in the best interest of the Company and our stockholders and unanimously approved the proposed asset sale. Our board of directors recommends that you vote "FOR" the approval of the proposed asset sale.

INFORMATION ABOUT INTEGRATED SURGICAL SYSTEMS, INC.

Reference is made to the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2006, which is incorporated by reference herein.

                                 RECOMMENDATION:

         The Board of Directors Unanimously Recommends That You Vote FOR
             the Sale of Substantially All of Our Assets to Novatrix
                    Biomedical, Inc. described in Proposal 3.

                                 PROPOSAL NO. 4

                     DISSOLVING AND LIQUIDATING THE COMPANY

General

Following consummation of the acquisition of substantially all of the assets of the Company by Novatrix as detailed in Proposal Three of this Proxy, the Company intends to pursue business relationships with companies in the medical device or other suitable sector, either via targeted acquisitions, joint ventures or other similar strategic transactions. The Company may elect to utilize the services of one or more investment bankers to assist in this regard.

In the event that the Company is unable to complete a transaction with at least one such company within 12 months of the date of the closing of the Novatrix acquisition, the Board of Directors has determined that it is advisable and in the best interests of the Company and our stockholders to dissolve and liquidate in accordance with Delaware corporation law.

Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote on the matter. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares of the Delaware corporation's stock entitled to vote. Our Board has unanimously approved the dissolution of the Company under the circumstances as described herein. Accordingly, the affirmative vote of a majority of the shares of common stock outstanding as of the Record Date is required for approval of this Proposal Four.

Upon approval of this Proposal Four, and in the event that the Company does not complete a transaction as described above within 12 months of the Novatrix closing, the Board will be authorized, without further action by the stockholders, to:

o    dissolve the Company;

o    liquidate our assets;

o pay, or provide for the payment of, any remaining, legally enforceable obligations of the Company; and

o    distribute any remaining assets to the stockholders.

Dissolution and liquidation of the Company may be revoked by the Board. By approving this Proposal Four, stockholders will also be granting the Board the authority, notwithstanding such approval, to abandon any decision to dissolve and/or liquidate without further stockholder action, if the Board determines that liquidation and dissolution are not in the best interests of the Company and our stockholders.

Upon a liquidation of the Company, the Company's stockholders would be entitled to receive, after the payment of all debts and liabilities of the Company, all remaining assets, pro rata, in proportion to the number of shares of common stock held by each stockholder.

Conduct of our Liquidation and Dissolution

In conducting our liquidation and dissolution, we will undertake the following tasks:

o    settle and close our business;

o convert to cash, by sales, as much of our remaining non-cash assets as possible, upon terms and conditions as the Board may determine;

o    withdraw from any jurisdiction where we are qualified to do business;

o pay or make provision for the payment of all of our expenses and liabilities;

o    prosecute and defend lawsuits, if any;

o distribute our remaining assets, which should be primarily cash, but which may consist of other financial assets, to the stockholders; and

o do any other act necessary to wind up and liquidate our business and affairs.

Reference is made to the disclosures contained in Proposal Three hereof to the extent relevant to this Proposal Four.

                                 RECOMMENDATION:

           The Board of Directors Unanimously Recommends That You Vote FOR the Dissolution of the Company under the circumstances described in Proposal 4.

                             INDEPENDENT ACCOUNTANTS

On September 20, 2006, the Board of Directors of the Company retained Most & Company, LLP ("Most") to act as our Independent Registered Public Accounting Firm to audit and certify our financial statements for the year ending December 31, 2004, 2005 and 2006. Prior to that, Macias Gini & O'Connell LLP served as our independent certified public accountants.

All fees, whether audit, audit-related, tax or other, require the prior review and approval of our Board of Directors. Representatives of Most are not expected to be present at the Annual Stockholders' Meeting.

Fees Paid to Independent Registered Public Accounting Firm:

Category                                               2006          2005
--------                                              -------      -------
Audit fees (1)                                        $65,000      $65,000
Audit-related fees                                        -0-          -0-
Tax fees (2)                                           15,000          -0-
All other fees                                            -0-          -0-
                                                      -------      -------
                                                      $80,000      $65,000

(1) Consists of the Company estimates of the aggregate fees billed by its Independent Registered Public Accounting Firm for professional services rendered in connection with the audit of the Company's annual financial statements on Form 10-KSB and the review of the Company's quarterly financial statements on Form 10-QSB and services normally provided by the Independent Registered Public Accounting Firm in connection with the statutory and regulatory filings or engagements.
(2) Consists of professional services rendered for tax compliance, tax advice, and tax planning.


On May 7, 2007, we received a letter from Most & Company, LLP ("Mostco") stating that Mostco has combined its practice into Raich Ende Malter & Co. LLP ("Raich Ende"). Mostco has therefore effectively resigned as our independent certified public accounting firm. Effective May 7, 2007, we engaged Raich Ende as our independent certified public accounting firm to audit our financial statements for the year ended December 31, 2007.


ADDITIONAL MEETING INFORMATION

Our board of directors is not aware of any business to be presented at the annual meeting, other than the matters set forth in the notice of annual meeting and described in this proxy statement. If any other business does lawfully come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote on such other business in accordance with their judgment.

                        TRANSACTIONS WITH RELATED PERSONS

     We maintain a written policy and procedures for the review, approval, or ratification of all related party transactions. A related party, for purposes of our policy, means (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer or a nominee for director, (ii) any person known to be the beneficial owner of more than 5% of our common stock, and (iii) any immediate family member of the foregoing persons.

     Under the related party transaction policy, any transaction, arrangement or relationship between us and a related party must be reviewed by Board of Directors, except that the following transactions , arrangements or relationships are pre-approved under the policy:

     o compensation arrangements required to be reported under the Director Compensation section of the proxy statement;
     o compensation arrangements required to be reported under the Executive Compensation section of the proxy statement;
     o    business expense reimbursements;
     o transactions with an entity in which the related party owns less than 10% of the other entity;
     o transactions with an entity in which the related party is a director only;
     o transactions with an entity in which the related party is not an executive officer; and
     o    indebtedness for transactions in the ordinary course of business.

     We will only enter into transactions with related parties if they are in the best interest of the Company. The Board of Directors will also consider whether the transaction is entered into on an arms length basis, whether it conforms to our Standards of Business Conduct and Ethics, and whether it impacts a director's independence under applicable stock exchange rules. A director is not allowed to approve or vote on a related party transaction involving him/herself or his or her family members.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our Directors and officers and persons who own more than 10 percent of any class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than 10 percent of our equity securities are required by regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of those reports we have received, or written representations that no other reports were required for those persons, we are not aware of any failures to file reports or report transactions in a timely manner during the fiscal year ended December 31, 2006.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

If you wish to submit proposals for possible inclusion in the Proxy Statement intended for our 2008 Annual Meeting of Stockholders, we must receive them no later than November 16, 2007 in order for them to be included in the Proxy Statement and form of proxy relating to that Annual Meeting. Proposals should be mailed to Charles J. Novak, Secretary, Integrated Surgical Systems Inc., 1433 N. Freeway Blvd., Suite 1, Sacramento, California 95834. In addition, nominations for Directors, and other business to be properly brought before the 2008 Annual Meeting of Stockholders, must be received by February 1, 2008.

                           AVAILABILITY OF INFORMATION

If you own our common stock, you can obtain copies of our Annual Report and Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the SEC, including the financial statements, without charge, by writing to Mr. Charles J. Novak, Secretary, Integrated Surgical Systems, Inc., 1433 N. Freeway Blvd., Suite 1, Sacramento, California 95834. You can also access the 2006 Annual Report and Form 10-KSB on our Web site at http://www.Robodoc.com. The 10-KSB can also be found on the SEC's website at www.sec.gov.


By Order of the Board of Directors

/s/ Charles J. Novak
Charles J. Novak, Secretary

Sacramento, California
May 15, 2007

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